Exhibit 99.1

MultiPlan Corporation Announces Offering of Senior Secured Notes

NEW YORK, N.Y. (August 16, 2021) – MultiPlan Corporation (NYSE:MPLN) (“MultiPlan” or the “Company”) today announced that its indirect wholly owned subsidiary, MPH Acquisition Holdings LLC (the “Issuer”), intends to offer up to $775.0 million in aggregate principal amount of senior secured notes (the “Notes”), subject to market and other conditions. The Notes are expected to be issued by the Issuer and guaranteed on a full and unconditional basis by each of the Issuer’s wholly owned domestic restricted subsidiaries that guarantees the Issuer’s new senior secured credit facilities, and the Notes and such guarantees will be secured on an equal and ratable basis by the collateral that will secure such new senior secured credit facilities.

The Issuer will use the net proceeds from the offered Notes and borrowings under its new senior secured term loan facility, together with cash on hand, (i) to repay all of its indebtedness under its existing senior term loan facility and (ii) to pay fees and expenses in connection therewith.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, as amended (the “Securities Act”), and outside the United States, only to non-U.S. persons pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets.

MultiPlan Media Contact

Luke Montgomery, CFA SVP, Finance & Investor Relations MultiPlan 866-909-7427

Shawna Gasik AVP, Investor Relations MultiPlan 866-909-7427

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions relating to the offering of the Notes, borrowings under the new credit facility and the anticipated use of proceeds therefrom. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect such forward-looking statements. Such forward-looking statements, including those related to the offering, refinancing the Issuer’s indebtedness, and the use of proceeds, are based on current expectations that are subject to known and unknown risks and uncertainties.

Factors that may impact such forward-looking statements include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.